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                                                                    EXHIBIT 15.1


To the Directors and Shareholders of Morgan Stanley Dean Witter & Co.:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of Morgan Stanley Dean Witter & Co. and subsidiaries (formerly Morgan Stanley, Dean Witter, Discover & Co.) as of August 31, 1998 and for the three and nine month periods ended August 31, 1998 and 1997, as indicated in our report dated October 14, 1998 (which makes reference to the review of Morgan Stanley Group Inc. and subsidiaries for the quarter ended February 28, 1997 by other accountants); because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report, which is included in your Quarterly Report on Form 10-Q for the quarter ended August 31, 1998, is incorporated by reference in the following Registration Statements:

    Filed on Form S-3:
        Registration Statement No. 33-57202
        Registration Statement No. 33-60734
        Registration Statement No. 33-89748
        Registration Statement No. 33-92172
        Registration Statement No. 333-07947
        Registration Statement No. 333-22409
        Registration Statement No. 333-27881
        Registration Statement No. 333-27893
        Registration Statement No. 333-27919
        Registration Statement No. 333-46403
        Registration Statement No. 333-46935

    Filed on Form S-4:
        Registration Statement No. 333-25003

    Filed on Form S-8:
        Registration Statement No. 33-62374
        Registration Statement No. 33-63024
        Registration Statement No. 33-63026
        Registration Statement No. 33-78038
        Registration Statement No. 33-79516
        Registration Statement No. 33-82240
        Registration Statement No. 33-82242
        Registration Statement No. 33-82244
        Registration Statement No. 333-04212
        Registration Statement No. 333-28141
        Registration Statement No. 333-25003
        Registration Statement No. 333-28263
        Registration Statement No. 333-62869



We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ DELOITTE & TOUCHE LLP

New York, New York
October 14, 1998